Exhibit 99.1

OfficeMax Incorporated 263 Shuman Boulevard Naperville, IL 60563

News Release

Investor Contacts		Media Contact
Mike Steele	Tony Giuliano	Julie Treon
630 864 6826	630 864 6800	630 864 6155

For Immediate Release: August 2, 2012

OFFICEMAX REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

ACHIEVES YEAR-OVER-YEAR IMPROVEMENT IN OPERATING INCOME AND EPS

•	Reiterates 2012 Outlook on Operating Income Margin

•	Evaluating Options to Allocate Capital and Simplify Balance Sheet

•	Resumes Payment of Quarterly Cash Dividend at $0.02 per Share of Common Stock

Naperville, Ill. – OfficeMax® Incorporated (NYSE:OMX), a leader in office supplies, technology and services, today announced the results for its fiscal second quarter ended June 30, 2012.

Consolidated Results

Reported Results

Total sales were $1,602.4 million in the second quarter of 2012, a decrease of 2.7% from the second quarter of 2011. For the second quarter of 2012, OfficeMax reported operating income of $23.1 million, compared to $4.0 million in the second quarter of 2011, and net income available to OfficeMax common shareholders of $10.7 million, or $0.12 per diluted share, compared to a net loss of $3.0 million, or $0.04 per diluted share, in the second quarter of 2011.

“Our teams are successfully implementing fundamental improvements in each of our businesses to drive profitable growth,” said Ravi Saligram, President and CEO of OfficeMax. “In particular, we are making good progress in our Contract business and Digital initiatives.”

Added Saligram, “As we gain traction in executing against our strategic plan, we are evaluating options for capital allocation to enhance shareholder value. As a first step, we are pleased to reinstate a quarterly dividend which reflects the progress we are making, and our confidence in the future of OfficeMax.”

Adjusted Results

Excluding the impact of changes in foreign exchange rates, the impact of stores closed and opened, and the shift in weeks resulting from our fiscal calendar, adjusted total sales in the second quarter of 2012 increased 0.3% from the second quarter of 2011.

(in millions, except per-share amounts)	2Q12	2Q11	YTD12	YTD11
Reported sales	$1,602.4	$1,647.6	$3,475.3	$3,510.6
Reported sales decline (from prior year period)	-2.7%		-1.0%
Adjusted sales growth (from prior year period)*	0.3%		0.2%
Gross profit	$409.5	$425.1	$892.3	$899.6
Gross profit margin	25.6%	25.8%	25.7%	25.6%
Reported operating income	$23.1	$4.0	$40.9	$32.6
Adjusted operating income*	$23.1	$17.9	$66.2	$46.5
Adjusted operating income margin*	1.4%	1.1%	1.9%	1.3%
Adjusted diluted income per common share*	$0.12	$0.07	$0.35	$0.20

*	Adjusted sales growth, adjusted operating income, adjusted operating income margin, adjusted net income available to OfficeMax common shareholders, and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain items and charges described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Contract Segment Results

Contract segment sales decreased 0.2% compared to the prior year period to $878.8 million in the second quarter of 2012 (an increase of 1.0% on a local currency basis). This decrease reflected a U.S. Contract operations sales increase of 2.6% and an international Contract operations sales decrease of 6.0% in U.S. dollars (a decrease of 2.3% on a local currency basis).

(in millions)	2Q12	2Q11	YTD12	YTD11
Sales	$878.8	$880.3	$1,839.4	$1,806.0
Sales growth or decline (from prior year period)	-0.2%	0.0%	1.9%	-2.0%
Gross profit margin	22.3%	22.3%	22.4%	22.2%
Segment income margin	2.9%	2.0%	2.9%	1.5%
Segment income	$25.7	$17.4	$52.8	$26.4

Contract segment gross profit margin in the second quarter of 2012 was 22.3%, flat with the second quarter of 2011, reflecting lower supply chain costs, offset by a slight decline in customer margins. Contract segment operating, selling and general and administrative expenses as a percentage of sales decreased to 19.4% in the second quarter of 2012 from 20.3% in the second quarter of 2011 primarily due to lower payroll expense due to reorganizations and facility closures in 2011, partially offset by higher incentive compensation expense. Contract segment income was $25.7 million, or 2.9% of sales, in the second quarter of 2012 compared to $17.4 million, or 2.0% of sales, in the second quarter of 2011.

Retail Segment Results

Retail segment sales decreased 5.7% to $723.6 million in the second quarter of 2012 compared to the second quarter of 2011, reflecting a same-store sales decrease of 1.8% due to unfavorable foreign currency translation and reduced store transactions.

(in millions)	2Q12	2Q11	YTD12	YTD11
Sales	$723.6	$767.3	$1,635.9	$1,704.6
Same-store sales decline (from prior year period)	-1.8%	-0.5%	-2.0%	-0.9%
Gross profit margin	29.5%	29.9%	29.4%	29.2%
Segment income margin	0.4%	1.0%	1.6%	2.0%
Segment income	$2.8	$8.0	$25.7	$33.6

Retail segment gross profit margin decreased to 29.5% in the second quarter of 2012 from 29.9% in the second quarter of 2011, due to lower gross profit margins in Mexico and higher freight and delivery expense in the U.S., which were partially offset by increased customer margins in the U.S. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 29.1% in the second quarter of 2012 and 28.9% in the second quarter of 2011. The increase was due primarily to higher incentive compensation expense, partially offset by lower credit card processing fees and lower advertising expense. Retail segment income was $2.8 million, or 0.4% of sales, in the second quarter of 2012 compared to $8.0 million, or 1.0% of sales, in the second quarter of 2011.

OfficeMax ended the second quarter of 2012 with a total of 957 Retail stores, consisting of 872 Retail stores in the U.S. and 85 Retail stores in Mexico. During the second quarter of 2012, OfficeMax opened two stores in Mexico, and closed two stores in the U.S. and one in Mexico.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating, selling and general and administrative expenses was $5.5 million in the second quarter of 2012 compared to $7.5 million in the second quarter of 2011. The decrease was primarily due to lower pension expense.

Balance Sheet and Cash Flow

As of June 30, 2012, OfficeMax had total debt of $237.4 million, excluding $1,470 million of non-recourse debt related to timber securitization notes that have recourse limited to the timber installment notes receivable and related guarantees. OfficeMax repaid a $35 million medium-term note at maturity in June 2012.

During the first six months of 2012, OfficeMax generated $82.1 million of cash from operations and invested $32.6 million for capital expenditures.

Outlook

Third Quarter 2012

Based on the current environment, OfficeMax anticipates that total company sales for the third quarter will be approximately flat, to slightly higher than, the third quarter of 2011, including the projected unfavorable impact of foreign currency translation. Additionally, OfficeMax anticipates that for the third quarter of 2012, adjusted operating income margin will be approximately in line with the 2.3% for the prior year period.

Full Year 2012

For the full year 2012, OfficeMax anticipates that total company sales will be approximately in line with the prior year, including the projected unfavorable impact of foreign currency translation in 2012 and excluding the additional week in 2011, which generated $86 million in sales. For the full year 2012, OfficeMax anticipates that adjusted operating income margin will be approximately in line with, to slightly higher than, the 1.7% for the prior year.

“We have continued to streamline and contain costs in a challenging economic environment, which puts us in a better position to take steps to address our capital structure,” said Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax. “We are also continuing to explore ways to simplify our balance sheet and to leverage the value of our operating and non-operating assets.”

The company’s full year 2012 outlook also includes the following:

•	Capital expenditures of approximately $75-85 million, primarily related to maintenance and investments in IT, ecommerce, and infrastructure improvements and upgrades

•	Depreciation & amortization of approximately $75-85 million

•	Pension expense of approximately $3 million and cash contributions to the frozen pension plans of $21-28 million

•	Interest expense of approximately $69-72 million and interest income of approximately $42-45 million

•	An adjusted effective tax rate approximately in line with the adjusted effective tax rate in the full year 2011

•	Cash flow from operations exceeding capital expenditures

•	A net reduction in Retail store count for the year with up to 35 store closures and 1-2 store openings in the U.S., as well as 8-10 store openings and 1-2 store closures in Mexico

Quarterly Dividend Reinstated

OfficeMax also announced today that its board of directors has reinstated the payment of quarterly cash dividends on the company’s common stock, given progress in executing its strategic plan to achieve sustainable, profitable growth. The first quarterly dividend following this decision will be $0.02 per share, or $0.08 per share on an annualized basis, payable on August 31, 2012, to shareholders of record as of the close of business on August 15, 2012. The company suspended its dividend to shareholders of common stock on December 18, 2008. The board and management are continuing to evaluate additional options for capital allocation.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its second quarter 2012 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in integrating products, solutions and services for the workplace, whether for business or at home. The OfficeMax mission is simple: We provide workplace innovation that enables our customers to work better. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and consumers. OfficeMax customers are served by approximately 29,000 associates through e-commerce, more than 900 stores in the U.S. and Mexico, direct sales and catalogs. OfficeMax has been named one of the 2012 World’s Most Ethical Companies, and is the only company in the office supply industry to receive Ethics Inside® Certification by the Ethisphere Institute. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$444,504	$427,111
Restricted cash	49,562	—
Receivables, net	519,304	558,635
Inventories	773,771	821,999
Deferred income taxes and receivables	40,564	63,382
Other current assets	72,814	67,847

Total current assets	1,900,519	1,938,974

Property and equipment:
Property and equipment	1,297,756	1,308,637
Accumulated depreciation	(945,013)	(943,701)

Property and equipment, net	352,743	364,936

Intangible assets, net	81,026	81,520
Timber notes receivable	849,688	899,250
Deferred income taxes	373,397	370,439
Other non-current assets	426,020	414,156

Total assets	$3,983,393	$4,069,275

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$10,113	$38,867
Accounts payable	607,421	654,918
Income taxes payable	2,803	9,553
Accrued liabilities and other	310,416	309,963

Total current liabilities	930,753	1,013,301

Long-term debt, less current portion	227,281	229,323
Non-recourse debt	1,470,000	1,470,000

Other long-term obligations:
Compensation and benefits	376,297	393,293
Other long-term liabilities	353,447	362,442

Total other long-term liabilities	729,744	755,735

Noncontrolling interest in joint venture	32,406	31,923

Shareholders’ equity:
Preferred stock	28,332	28,726
Common stock	216,560	215,397
Additional paid-in capital	1,018,570	1,015,374
Accumulated deficit	(485,275)	(500,843)
Accumulated other comprehensive loss	(184,978)	(189,661)

Total shareholders’ equity	593,209	568,993
Total liabilities and equity	$3,983,393	$4,069,275

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	June 30, 2012	June 25, 2011
Sales	$1,602,399	$1,647,616
Cost of goods sold and occupancy costs	1,192,886	1,222,553

Gross profit	409,513	425,063

Operating expenses:
Operating, selling and general and administrative expenses	386,425	407,126
Other operating expenses (a)	—	13,916

Total operating expenses	386,425	421,042
Operating income	23,088	4,021

Other income (expense):
Interest expense	(17,453)	(18,128)
Interest income	10,998	10,909
Other income (expense), net	(15)	96

	(6,470)	(7,123)

Pre-tax income (loss)	16,618	(3,102)
Income tax (expense) benefit	(5,291)	1,001

Net income (loss) attributable to OfficeMax and noncontrolling interest	11,327	(2,101)
Joint venture results attributable to noncontrolling interest	(79)	(357)

Net income (loss) attributable to OfficeMax	11,248	(2,458)

Preferred dividends	(529)	(563)

Net income (loss) available to OfficeMax common shareholders	$10,719	$(3,021)

Basic income (loss) per common share:	$0.12	$(0.04)

Diluted income (loss) per common share:	$0.12	$(0.04)

Weighted Average Shares
Basic	86,576	85,978
Diluted	87,461	85,978

(a)	The second quarter of 2011 included charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million which increased net loss available to OfficeMax common shareholders by $3.4 million or $0.04 per diluted share. The second quarter of 2011 also included severance charges of $8.3 million ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations. The effect of this item increased net loss by $5.6 million, or $0.07 per diluted share for the second quarter of 2011.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Six Months Ended
	June 30, 2012	June 25, 2011
Sales	$3,475,311	$3,510,617
Cost of goods sold and occupancy costs	2,583,021	2,611,042

Gross profit	892,290	899,575

Operating expenses:
Operating, selling and general and administrative expenses	826,087	853,026
Other operating expenses (a)	25,266	13,916

Total operating expenses	851,353	866,942
Operating income	40,937	32,633

Other income (expense):
Interest expense	(35,817)	(36,895)
Interest income	21,817	21,929
Other income, net	225	134

	(13,775)	(14,832)

Pre-tax income	27,162	17,801
Income tax expense	(8,920)	(6,669)

Net income attributable to OfficeMax and noncontrolling interest	18,242	11,132
Joint venture results attributable to noncontrolling interest	(1,605)	(1,687)

Net income attributable to OfficeMax	16,637	9,445

Preferred dividends	(1,059)	(1,100)

Net income available to OfficeMax common shareholders	$15,578	$8,345

Basic income per common share:	$0.18	$0.10

Diluted income per common share:	$0.18	$0.10

Weighted Average Shares
Basic	86,459	85,673
Diluted	87,393	86,774

(a)	The first six months of 2012 includes charges recorded in our Retail segment of $25.3 million related to store closures in the U.S. The cumulative effect of these charges reduced net income by $15.4 million, or $0.18 per diluted share for the first six months of 2012. The first six months of 2011 included charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million which increased net loss available to OfficeMax common shareholders by $3.4 million or $0.04 per diluted share. The first six months of 2011 also included severance charges of $8.3 million ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations. The effect of this item increased net loss by $5.6 million, or $0.06 per diluted share for the first six months of 2011.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Six Months Ended
	June 30, 2012	June 25, 2011
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$18,242	$11,132
Items in net income not using cash:
Depreciation and amortization	37,266	42,555
Other	27,209	9,181
Changes in operating assets and liabilities:
Receivables	40,309	6,864
Inventory	48,129	68,337
Accounts payable and accrued liabilities	(47,668)	(87,788)
Current and deferred income taxes	(354)	(2,911)
Other	(40,995)	(20,719)

Cash provided by operations	82,138	26,651

Cash used for investment:
Expenditures for property and equipment	(32,572)	(28,192)
Proceeds from sale of assets	1,586	138

Cash used for investment	(30,986)	(28,054)

Cash used for financing:
Cash dividends paid	(1,046)	(1,142)
Changes in debt, net	(30,096)	(2,019)
Other	(1,114)	(3,979)

Cash used for financing	(32,256)	(7,140)
Effect of exchange rates on cash and cash equivalents	(1,503)	4,509
Increase (decrease) in cash and cash equivalents	17,393	(4,034)
Cash and cash equivalents at beginning of period	427,111	462,326

Cash and cash equivalents at end of period	$444,504	$458,292

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION — OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 30, 2012			June 25, 2011
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Sales	$1,602.4	$—	$1,602.4	$1,647.6	$—	$1,647.6
Cost of goods sold and occupancy costs	1,192.9	—	1,192.9	1,222.5	—	1,222.5

Gross profit	409.5	—	409.5	425.1	—	425.1

Operating expenses:
Operating, selling and general and administrative expenses	386.4	—	386.4	407.2	—	407.2
Other operating expenses (a)	—	—	—	13.9	(13.9)	—

Total operating expenses	386.4	—	386.4	421.1	(13.9)	407.2

Operating income	23.1	—	23.1	4.0	13.9	17.9

Other income (expense):
Interest expense	(17.5)	—	(17.5)	(18.1)	—	(18.1)
Interest income	11.0	—	11.0	10.9	—	10.9
Other income, net	—	—	—	0.1	—	0.1

	(6.5)	—	(6.5)	(7.1)	—	(7.1)

Pre-tax income (loss)	16.6	—	16.6	(3.1)	13.9	10.8
Income tax (expense) benefit	(5.3)	—	(5.3)	1.0	(4.9)	(3.9)

Net income (loss) attributable to OfficeMax and noncontrolling interest	11.3	—	11.3	(2.1)	9.0	6.9
Joint venture results attributable to noncontrolling interest	(0.1)	—	(0.1)	(0.3)	—	(0.3)

Net income (loss) attributable to OfficeMax	11.2	—	11.2	(2.4)	9.0	6.6

Preferred dividends	(0.5)	—	(0.5)	(0.6)	—	(0.6)

Net income (loss) available to OfficeMax common shareholders	$10.7	$—	$10.7	$(3.0)	$9.0	$6.0

Basic income (loss) per common share:	$0.12	$—	$0.12	$(0.04)	$0.11	$0.07

Diluted income (loss) per common share:	$0.12	$—	$0.12	$(0.04)	$0.11	$0.07

Weighted Average Shares
Basic	86,576		86,576	85,978		85,978
Diluted	87,461		87,461	85,978		86,951

Note: Totals may not sum down or across due to rounding

(a)	The second quarter of 2011 included charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million which increased net loss available to OfficeMax common shareholders by $3.4 million or $0.04 per diluted share for the second quarter of 2011. The second quarter of 2011 also included severance charges of $8.3 million ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations. The effect of this item increased net loss by $5.6 million, or $0.07 per diluted share for the second quarter of 2011.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION — OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Six Months Ended
	June 30, 2012			June 25, 2011
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Sales	$3,475.3	$—	$3,475.3	$3,510.6	$—	$3,510.6
Cost of goods sold and occupancy costs	2,583.0	—	2,583.0	2,611.0	—	2,611.0

Gross profit	892.3	—	892.3	899.6	—	899.6

Operating expenses:
Operating, selling and general and administrative expenses	826.1	—	826.1	853.1	—	853.1
Other operating expenses (a)	25.3	(25.3)	—	13.9	(13.9)	—

Total operating expenses	851.4	(25.3)	826.1	867.0	(13.9)	853.1

Operating income	40.9	25.3	66.2	32.6	13.9	46.5

Other income (expense):
Interest expense	(35.8)	—	(35.8)	(36.9)	—	(36.9)
Interest income	21.8	—	21.8	21.9	—	21.9
Other income, net	0.2	—	0.2	0.2	—	0.2

	(13.8)	—	(13.8)	(14.8)	—	(14.8)

Pre-tax income	27.2	25.3	52.4	17.8	13.9	31.7
Income tax expense	(8.9)	(9.8)	(18.7)	(6.7)	(4.9)	(11.6)

Net income attributable to OfficeMax and noncontrolling interest	18.2	15.4	33.7	11.1	9.0	20.1
Joint venture results attributable to noncontrolling interest	(1.6)	—	(1.6)	(1.7)	—	(1.7)

Net income attributable to OfficeMax	16.6	15.4	32.1	9.4	9.0	18.4

Preferred dividends	(1.1)	—	(1.1)	(1.1)	—	(1.1)

Net income available to OfficeMax common shareholders	$15.6	$15.4	$31.0	$8.3	$9.0	$17.3

Basic income per common share:	$0.18	$0.18	$0.36	$0.10	$0.10	$0.20

Diluted income per common share:	$0.18	$0.18	$0.35	$0.10	$0.10	$0.20

Weighted Average Shares
Basic	86,459		86,459	85,673		85,673
Diluted	87,393		87,393	86,774		86,774

Note: Totals may not sum down or across due to rounding

(a)	The first six months of 2012 includes charges recorded in our Retail segment of $25.3 million related to store closures in the U.S. The cumulative effect of these charges reduced net income by $15.4 million, or $0.18 per diluted share for the first six months of 2012. The first six months of 2011 included charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million which increased net loss available to OfficeMax common shareholders by $3.4 million or $0.04 per diluted share. The second quarter of 2011 also included severance charges of $8.3 million ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations. The effect of this item increased net loss by $5.6 million, or $0.06 per diluted share for the first six months of 2011.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 30, 2012		June 25, 2011
Sales	$878.8		$880.3

Gross profit	196.1	22.3%	195.9	22.3%
Operating, selling and general and administrative expenses	170.4	19.4%	178.5	20.3%

Segment income	$25.7	2.9%	$17.4	2.0%

	Six Month Ended
	June 30, 2012		June 25, 2011
Sales	$1,839.4		$1,806.0

Gross profit	411.4	22.4%	401.4	22.2%
Operating, selling and general and administrative expenses	358.6	19.5%	375.0	20.7%

Segment income	$52.8	2.9%	$26.4	1.5%

Note: Totals may not sum down due to rounding

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severance, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 30, 2012		June 25, 2011
Sales	$723.6		$767.3

Gross profit	213.4	29.5%	229.2	29.9%
Operating, selling and general and administrative expenses	210.5	29.1%	221.2	28.9%

Segment income	$2.8	0.4%	$8.0	1.0%

	Six Month Ended
	June 30, 2012		June 25, 2011
Sales	$1,635.9		$1,704.6

Gross profit	480.9	29.4%	498.2	29.2%
Operating, selling and general and administrative expenses	455.2	27.8%	464.6	27.2%

Segment income	$25.7	1.6%	$33.6	2.0%

Note: Totals may not sum down due to rounding

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severance, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION — SALES

(unaudited)

(millions)

	Quarter Ended			Six Months Ended
	June 30, 2012	June 25, 2011	Percent Change	June 30, 2012	June 25, 2011	Percent Change
Sales as reported	$1,602.4	$1,647.6	-2.7%	$3,475.3	$3,510.6	-1.0%
Less: Unfavorable impact of change in foreign exchange rates (a)	$(17.6)	$—		$(14.7)	$—

Sales adjusted for impact of change in foreign exchange rates	$1,620.0	$1,647.6	-1.7%	$3,490.0	$3,510.6	-0.6%
Adjustment for same store and shift in weeks (b)	$(13.4)	$(46.4)		$(22.6)	$(51.5)

Sales adjusted for impact of change in foreign exchange rates and adjustment for same stores and shift in weeks	$1,606.6	$1,601.2	0.3%	$3,467.4	$3,459.1	0.2%

Note: Totals may not sum down due to rounding

(a)	Computed by assuming constant exchange rates between periods.
(b)	Impact from stores closed and opened during 2012 and 2011 and the shift in calendar weeks resulting from reporting fifty-three weeks in fiscal 2011.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure and adjustments, and asset impairments. We also assess the underlying core change in sales excluding the impact of changes in foreign exchange rates, the impact of stores closed and opened, and the shift in weeks resulting from our fiscal calendar. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the second quarter and first six months of 2012 and 2011.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.